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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
E & S Holdings Corporation

We consent to the use in this Registration Statement of E & S Holdings Corporation and subsidiaries on Form S-4 of our report dated August 30, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Independent Auditors" in such Prospectus.



DELOITTE & TOUCHE LLP
Tampa, Florida

October 21, 1996